
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information (prepared in accordance with accounting principles generally accepted in Canada) extracted from the accounting records of Mitel Corporation and included in the Consolidated
Statements of Income for the three months ended June 26, 1998 and the Consolidated Balance Sheets as at June 26, 1998 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1,000
<CURRENCY> CANADIAN DOLLARS

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          MAR-26-1999
<PERIOD-END>                               JUN-26-1998
<EXCHANGE-RATE>                                1.46565<F1>
<CASH>                                          31,176
<SECURITIES>                                    29,598
<RECEIVABLES>                                  289,470
<ALLOWANCES>                                    11,055
<INVENTORY>                                    185,257
<CURRENT-ASSETS>                               574,636
<PP&E>                                         860,339
<DEPRECIATION>                                 310,207
<TOTAL-ASSETS>                               1,232,375
<CURRENT-LIABILITIES>                          338,114
<BONDS>                                        383,642
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                     37,180
<COMMON>                                       157,938
<OTHER-SE>                                     274,193
<TOTAL-LIABILITY-AND-EQUITY>                 1,232,375
<SALES>                                        310,644
<TOTAL-REVENUES>                               310,644
<CGS>                                          157,982
<TOTAL-COSTS>                                  157,982
<OTHER-EXPENSES>                               126,177
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                               8,497
<INCOME-PRETAX>                                 19,608
<INCOME-TAX>                                     5,005
<INCOME-CONTINUING>                             14,603
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    14,603
<EPS-PRIMARY>                                     0.13<F2>
<EPS-DILUTED>                                     0.13<F3>

<F1>The foreign exchange rate of 1.46565 should be used to translate the balance sheet items from Canadian Dollars (figures above) to U.S. Dollars.
The three month moving average foreign exchange rate of 1.443816 should be used to translate the income statement items from Canadian Dollars (figures above) to U.S. Dollars.
<F2>The figure quoted is EPS-Basic under Canadian Generally Accepted Accounting
Principles.
<F3>The figure quoted is EPS-Fully Diluted under Canadian Generally Accepted
Accounting Principles.

